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                                                                    Exhibit 99.1

                              [CLAIMSNET.COM LOGO]


For more information, please contact:

Paul Miller
Claimsnet.com
(972) 458-1701
pwmiller@claimsnet.com

FOR IMMEDIATE RELEASE:

       Claimsnet.com inc. Common Stock to Trade on the OTC Bulletin Board

DALLAS - March 6, 2002 - Claimsnet.com inc. (formerly NASDAQ: CLAI), today announced that it has been advised by Nasdaq that after consideration of the Company's appeal, the Company's securities will cease trading on the Nasdaq SmallCap Market effective with the open of trading today, Wednesday, March 6, 2002. Effective immediately, the Company's stock will now trade on the OTC Bulletin Board(R), under the symbol CLAI.OB.

Claimsnet.com inc. is a leading provider of Internet-based, business-to-business solutions for the healthcare industry, including distinctive, advanced ASP technology for online healthcare transaction processing. Headquartered in Dallas, Claimsnet.com offers proprietary systems that are distinguished by ease of use, customer care, security and measurable cost advantages. More information on Claimsnet.com can be found at the Company's newly redesigned web site at www.claimsnet.com.

Safe Harbor Statement Under the Private Securities Litigation Act 1995 - With the exception of historical information, the matters discussed in this press release are forward looking statements that involve a number of risks and uncertainties. The actual future results of the company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic conditions in the markets in which the Company operates, maintaining access to external sources of capital, regulatory actions, dependence on suppliers and distribution channels, the ability to retain key personnel, success in the development and market acceptance of new and existing products, and risks inherent in business-to-business use of the Internet. Further information on the Company's risk factors is contained in the Company's quarterly, annual, and other periodic reports as filed with the Securities and Exchange Commission.

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